UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________________
FORM 8-K
 _____________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 4, 2012
Date of Report (Date of earliest event reported)
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FEI COMPANY
(Exact name of registrant as specified in its charter)
 _____________________________________________

Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)
(503) 726-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 _____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 4, 2012, FEI Czech Republic s.r.o. (“FEI Czech Republic”), a subsidiary of FEI Company (the “Company” or “FEI”), entered into an Agreement on Future Lease Agreement and on Rights and Duties in Connection with Acquisition and Development of Land (the “Agreement”) with CTP Invest, spol. s.r.o. (“CTP”), for the development and lease of two buildings (D2.1 and D2.2) for a manufacturing, warehouse and multi-storage office facility located in the CTPark Brno II industrial complex in Brno, the Czech Republic (the “Property”). The Property will initially comprise approximately 270,000 square feet. FEI is the guarantor for FEI Czech Republic on the Agreement.

As part of the Agreement, FEI Czech Republic and CTP have negotiated the form of lease agreement for the Property, which is expected to commence on April 1, 2014 (the “Lease Agreement”). The term of the Lease Agreement will be from April 1, 2014 through April 1, 2034. FEI Czech Republic has the option to terminate the Lease Agreement on April 1, 2024 and April 1, 2029. FEI Czech Republic has the option to renew the Lease Agreement for two additional five-year periods beginning April 1, 2034. The present value of the minimum lease commitment of 10 years using a 7% discount rate is approximately €14.2 million. The lease agreement permits payment in Czech Kourna or Euros at the option of the lessee.

FEI expects to begin operations in the new building in early 2014 with full operations by the end of that year. The Company expects to spend approximately $35 million, mainly in 2013, to fit-out the Property with clean rooms, equipment and office space.

Beginning April 1, 2019, FEI Czech Republic has the option to lease immediately adjoining manufacturing and warehouse space of approximately 131,000 square feet (D2.3) which will be constructed at the same time as buildings D2.1 and D2.2. FEI Czech Republic has first right of refusal on certain adjacent land plots or buildings to the Property in the CTPark Brno II industrial complex.

The Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the Agreement is qualified in its entirety by the complete text of the Agreement filed herewith.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Agreement on Future Lease Agreement and on Rights and Duties in Connection with Acquisition and Development of Land
10.2	Lease Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Senior Vice President, General Counsel and Secretary
Date: June 6, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement on Future Lease Agreement and on Rights and Duties in Connection with Acquisition and Development of Land
10.2	Lease Agreement